Exhibit 99.1

AudioEye to Report Profitable Second Quarter on Record Revenue of Approximately $3.0 Million

Second Quarter Revenue Increases Approximately 200% vs. $1.0 Million in First Quarter Revenue

TUCSON, Arizona - July 2, 2014 - AudioEye®, Inc. (OTCQB: AEYE) (“AudioEye”), creator of the Audio Internet® patented audio browsing and automated publishing technology platform, today announced that the Company expects to report record operating results for the second quarter of 2014. The highlights of AudioEye’s record-breaking quarter are reviewed below:

•                  The Company expects to report approximately $3.0 million in recognizable revenue for the three months ended June 30, 2014.  This compares with approximately $0.2 million in the prior-year quarter and represents an approximate 200% increase relative to revenue of $1.0 million in the quarter ended March 31, 2014.

•                  The annualized revenue “run rate” for the most recent quarter approximated $12 million.

•                  Revenue for the first half of 2014 and 2013 approximated $4.0 million and $0.4 million, respectively.

•                  Management expects revenue to exceed the Company’s previous guidance of $8 million for the year ending December 31, 2014.

•                  Approximately $1 million in contracts were secured with leading national health care companies.

•                  The Company executed licenses for its technology with organizations involved in the consumer packaged goods (CPG), retail and coupon, and online jobs posting verticals during the second quarter of 2014.

•                  Based on the information above, the Company is pleased to announce that it expects to be profitable for the quarter ended June 30, 2014.

•                  The Company is engaged in a pilot program to audio-enable websites for one of the largest telecommunications companies in the U.S.

•                  The Company has identified opportunities and is involved in discussions with over 50% of the federal government agencies regarding the procurement of its services.

•                  The Company has identified opportunities and is involved in early discussions with numerous state, local and municipal governments for the procurement of its services.

•                  The Company has obtained scope of work parameters and identified business opportunities with multiple professional sports teams/leagues, one of the largest biopharmaceutical companies in the U.S., and dozens of other enterprises that are expected to result in contract signings over the next several months.

•                  The Company upgraded its platform technologies to introduce the proprietary Real-Time Auto-Discovery & Enablement feature, which allows AudioEye to greatly streamline the onboarding process while providing additional solution flexibility.

“We believe that AudioEye’s technology is becoming the de facto standard within the field of Internet accessibility,” observed Nathaniel Bradley, Chief Executive Officer of AudioEye, Inc. “Revenue growth is an indicator that we are achieving our mission as a team.  The Company is on pace to exceed our previous revenue guidance of $8 million for the full year, and we believe AudioEye is in the early stages of the large-scale adoption of our technologies by federal, state and local governments in the U.S. and abroad.”

About AudioEye, Inc.

Incorporated in 2005, AudioEye focuses on working to improve the mobility, usability and accessibility of all Internet-based content through the development, sale, licensing and use of its proprietary accessibility technologies. Audio Internet® is a technology that utilizes patented architecture to deliver a fully accessible audio equivalent of a visual or mobile website in a compliant format that can be navigated, utilized, interacted with and transacted from, without the use of a monitor or mouse, by individuals with visual impairments. For individuals with hearing impairments, the Audio Internet® provides captioning for websites, and the challenges of reaching those with other impairments are also addressed by the technology platform.

Complete with an ever-growing suite of utilities tailored to the needs of different disabled users, the AudioEye® Audio Internet® Accessibility Platform is a fully scalable cloud-based solution designed and developed to meet the needs and compliance mandates for an ever-growing demographic.

AudioEye’s common stock trades on the OTCQB under the symbol “AEYE”. Please visit www.audioeye.com for more information.

Forward-Looking Statements

This release includes forward-looking statements contained within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding AudioEye’s expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions, are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond AudioEye’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in AudioEye’s Form 10-K and other report filings with the SEC. AudioEye is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For further information, please contact:

Nathaniel Bradley

CEO

AudioEye, Inc.

(866) 331-5324

or

RJ Falkner & Company, Inc.

Investor Relations Counsel

(830) 693-4400

info@rjfalkner.com